Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-249734, 333-221174, 333-215828, 333-198381, 333-191973, 333-164516) and Form S-3 (No. 333-253001) of Wolfspeed, Inc. of our report dated August 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 23, 2023